Insider Trading Policy 1 Effective March 1, 2026 ADC Therapeutics Insider Trading Policy Exhibit 19.1

Insider Trading Policy 2 Table of Contents 1. Applicability ...................................................................................................................... 4 2. General Policy: No Trading or Tipping While in Possession of Material Non-Public Information .............................................................................................................................. 4 3. Definitions ......................................................................................................................... 4 4. Trading Prohibitions During “Blackout Periods” ............................................................6 5. Additional Trading Restrictions for Company Insiders .................................................. 6 6. Post-Termination Transactions ........................................................................................7 7. Other Prohibited Transactions ..........................................................................................7 8. Other Companies’ Securities ............................................................................................8 9. Exceptions ..........................................................................................................................8 10. Consequences of Violating Insider Trading Laws ...........................................................8 11. Section 16 and Section 13 Filings .....................................................................................9 12. Rule 144 Limitations on Public Resales of Restricted Securities and Control Securities ............................................................................................................................... 10 13. Additional Securities Law Considerations and Restrictions ........................................10 14. Inquiries ............................................................................................................................10

Insider Trading Policy 3 The Board of Directors of ADC Therapeutics (together with its subsidiaries, the “Company”) has adopted this Insider Trading Policy (this “Policy”) to promote compliance with federal and state securities laws by directors, officers, employees and consultants of the Company. This Policy is designed to prevent insider trading, as well as the appearance or allegations of insider trading. Your strict adherence to this Policy will help safeguard the Company’s reputation and will further ensure that the Company conducts its business in accordance with the highest ethical standards. You are responsible for the consequences of your actions. You also are responsible for understanding and complying with this Policy. Federal and state securities laws generally prohibit the purchase and sale of a company’s securities by anyone who is aware of material information about that company that is not generally known or available to the public. These laws also generally prohibit anyone who is aware of material non-public information from disclosing this information to others who may trade on it. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be severe. Both the U.S. Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”) investigate and are very effective at detecting insider trading. Both the SEC and the U.S. Department of Justice also pursue insider trading violations vigorously. As discussed below, most of this Policy applies to everyone, and prohibits trading in the Company’s and other companies’ securities in certain circumstances. Another part of the Policy applies only to directors, officers and certain employees or consultants (called “Company Insiders”), who typically have access to financial and other highly sensitive information regarding the Company’s business, and imposes additional restrictions on those individuals with respect to trading in the Company’s securities. What Is Insider Trading? The federal securities laws prohibit so-called “insider trading.” Simply stated, insider trading occurs when a person uses material non-public information obtained through involvement with a company to make decisions to purchase, sell, give away or otherwise transact in the company’s securities or to provide that information to others. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the company, if the information involved is “material” and “non-public.” The prohibitions would apply to any director, officer or employee who buys or sells a company’s stock on the basis of material non-public information that he or she obtained about the company, its customers, its suppliers, or other companies with which the company has contractual relationships or may be negotiating transactions.

Insider Trading Policy 4 1. Applicability This Policy applies to all trading or other transactions in the Company’s securities, including common shares, options, preferred shares, notes, bonds, convertible securities and any other securities that the Company may issue, as well as to derivative securities relating to any of the foregoing, whether or not issued by the Company (each of the foregoing, a “Company Security”). This Policy applies to members of the Board of Directors, all officers of the Company, all employees of the Company (including contractors, consultants and temporary employees) and their respective immediate family members or other persons with respect to whom they exercise control of securities trading decisions (together, “Covered Persons”). 2. General Policy: No Trading or Tipping While in Possession of Material Non- Public Information No Covered Person may purchase or sell, offer to purchase or sell or otherwise transact in (including making a gift of) any Company Security while in possession of material non-public information about the Company. (The terms “material” and “non-public” are defined below.) No Covered Person who knows of any material non-public information about the Company may communicate that information to “tip” any other person, including family members and friends, or otherwise disclose this information without the Company’s authorization. The Company’s directors, officers and certain other individuals (together, “Company Insiders”) are presumed by the nature of their jobs to have access to material, non-public information regarding the Company. Company Insiders are subject to additional trading restrictions described in Section 5 below. The Chief Legal Officer or their designee maintains a list of Company Insiders and may at any time determine that an individual is or is not a Company Insider. For some individuals, this may be a temporary designation based on an upcoming event or a special project they may be working on. Other individuals, by nature of their job functions, will always be Company Insiders. If you are determined to be a Company Insider, you will be informed by the Chief Legal Officer or their designee. 3. Definitions “Material information” is any information for which there is a substantial likelihood that a reasonable investor would consider important in a decision to buy, sell or hold securities. Any information that could reasonably be expected to affect the price of the securities is likely to be considered material. While it is not possible to identify every type of information that could be deemed “material,” depending on the facts and circumstances, information that could be considered material includes, but is not limited to: • significant changes in the Company’s prospects;

Insider Trading Policy 5 • important clinical data related to safety or efficacy results; • certain material discussions with or actions by the Food and Drug Administration or other regulatory agencies; • developments regarding significant litigation or government agency investigations; • actual, anticipated or targeted earnings and dividends and other financial information; • financial, sales and other significant internal business forecasts, or a change in previously released estimates; • award or loss of a significant contract, changes in earnings estimates or unusual gains or losses; • major changes in the Company’s management or the Board of Directors; • offerings of Company Securities; • extraordinary borrowings; • major changes in accounting methods or policies; • cybersecurity risks and incidents, including vulnerabilities and breaches; • changes in debt ratings; • proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets; and • significant write-downs in assets or increases in reserves. Material information is not limited to historical facts. It may also include projections and forecasts. With respect to a future event, such as the launch of a new product, a clinical trial, a licensing arrangement or a merger, determining the point at which negotiations or product developments related to such event become material involves weighing the probability that the event will occur against the effect the event would have on the Company’s operations or stock price. Information concerning an event that would have a large effect on stock price may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular non-public information is material, you should presume that it is material. You should not transact in or recommend Company Securities nor discuss the information outside of the Company until you discuss your concerns with the Chief Legal Officer and determine whether the information is material and whether it has been publicly disclosed through proper channels. “Non-public information.” Insider trading prohibitions come into play only when you possess information that is material and also “non-public.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public,” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until the close of business on the

Insider Trading Policy 6 second trading day after the information is publicly disclosed before you can treat the information as public. When in doubt about whether particular information is non-public, you should presume that it is non-public unless you can point to a Company-issued press release or SEC filing that includes the information. With respect to questions of materiality, if you are not sure whether information is considered public, you should either consult with the Chief Legal Officer or assume that the information is non-public and treat it as confidential. 4. Trading Prohibitions During “Blackout Periods” In furtherance of the general policy described above, Covered Persons may only trade or otherwise transact in Company Securities when no “Blackout Period” is in effect, provided, however, even during an open trading window, a Covered Person who is in possession of any material non-public information must not trade or otherwise transact in Company Securities until the information has been made publicly available or is no longer material. There are two types of Blackout Periods: • Regular Blackout Periods, which apply to all Covered Persons, occur each quarter, beginning two calendar weeks prior to the last day of the fiscal quarter and continuing through the end of the second trading day following the public release of the Company’s financial results for that quarter. If the Company announces earnings before the market opens, this counts as one trading day. • Ad-hoc Blackout Periods, which may apply to all Covered Persons or only certain designated persons, may be declared from time to time by the Chief Legal Officer or their designee, beginning and ending as determined by the Chief Legal Officer or their designee. Ad-hoc Blackout Periods may be declared when certain persons or the Company is in possession of material non-public information or for other reasons, at the discretion of the Chief Legal Officer or their designee. Illustration – Regular Blackout Period and Trading Window The Company ends its second fiscal quarter on June 30. A Blackout Period would be in effect from June 16 (two calendar weeks prior to June 30) until the end of the second full trading day following earnings release (if the Company announces earnings before the market opens, this counts as one trading day). Trading would then be permitted during the window beginning on the third trading day following announcement until two weeks before the close of the next quarter (i.e., September 16—two weeks prior to September 30), so long as the Covered Person is certain he or she possesses no material, non-public information. 5. Additional Trading Restrictions for Company Insiders Trading and other transactions in Company Securities by Company Insiders is generally prohibited (subject to the exceptions referenced in Section 9 below), unless (a) the Company is in an “open trading window” and (b) the Company Insider has obtained pre-approval to trade or transact from the Chief Legal Officer or their designee. For administrative convenience, pre-

Insider Trading Policy 7 approval requests should be submitted to the Chief Legal Officer via email and must certify that the Company Insider is not in possession of material non-public information regarding the Company. Unless revoked or otherwise conditioned, a grant of pre-approval to trade or transact will normally remain valid until the close of trading five trading days following the day on which it was granted. However, if you become aware of material non-public information before the transaction is executed, the prior approval shall be void and the transaction must not be completed. If the transaction does not occur during the five-day period, prior approval of the transaction must be re-requested. 6. Post-Termination Transactions If you are subject to a Regular Blackout Period at the time your employment with, or service to, the Company ends, you must continue to follow this Policy and not transact in Company Securities until the end of this Regular Blackout Period, unless otherwise advised by the Legal Department. If you are subject to an Ad-hoc Blackout Period at the time your employment with, or service to, the Company ends, you must continue to follow this Policy and not transact in Company Securities until the end of this Ad-hoc Blackout Period, unless otherwise advised by the Legal Department. The Legal Department may, in its discretion, advise of an additional period of time during which you should not transact in Company Securities. Regardless of whether the Company has expressly communicated or applied any trading prohibitions after your employment with or service to the Company ends you are nonetheless required to comply with securities laws and refrain from insider trading while you are in possession of material non-public information about the Company. 7. Other Prohibited Transactions Covered Persons are prohibited from engaging in the following transactions in Company Securities unless advance approval is obtained from the Chief Legal Officer or their designee: • Short sales. Covered Persons are prohibited from selling Company Securities short. A short sale has occurred if the seller (1) does not own the securities sold or (2) does own the securities sold but does not deliver them within 20 days after the sale or deposit them in the mail or other usual channels of transportation within five days after the sale. • Trading on margin or pledging. Pledged securities may be sold by the pledgee without the pledgor’s consent under certain conditions. For example, securities held in a margin account may be sold by a broker without the customer’s consent if the customer fails to meet a margin call. Because such a sale may occur at a time when a Covered Person has material non-public information about the Company or is otherwise not permitted to trade in Company Securities, Covered Persons are prohibited from pledging Company Securities, including by purchasing Company Securities on margin or holding Company Securities in a margin account, unless the Board of Directors has authorized the pledge. • Derivatives. Covered Persons are prohibited from engaging in any derivative transactions

Insider Trading Policy 8 (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of Company Securities. If the SEC or NYSE were to notice active options trading by Covered Persons prior to an announcement, it would investigate. Such an investigation could be embarrassing (as well as expensive) for the Company and could result in severe penalties and expense for the persons involved. For all of these reasons, the Company prohibits Covered Persons from trading in options or other derivatives involving the Company’s shares. • Short-term trading. Directors and officers of the Company (but not other Covered Persons) who purchase or sell, as applicable, Company Securities may not sell or purchase, as applicable, any Company Securities of the same class for at least six months after the purchase or sale, as applicable. 8. Other Companies’ Securities Covered Persons may not purchase, sell or otherwise transact in, or recommend that another person purchase, sell or otherwise transact in, the securities of another company, if the Covered Person learns in the course of his or her employment material, non-public information about the other company that is likely to affect the value of those securities. For example, it would be a violation of this Policy and the securities laws if a Covered Person learned through Company sources that the Company intended to purchase assets from another company or was considering cancelling a large contract with another company, and then placed an order to buy or sell shares in that other company because of the likely increase or decrease in the value of those shares. It would equally be a violation if the Covered Person tipped off a third party that they should buy or sell shares in the other company based on such material, non-public information. 9. Exceptions • Options: Exercising stock options granted under the Company’s 2019 Equity Incentive Plan, the Conditional Share Plan, or the Inducement Plan by paying the exercise price in cash is always permitted. However, the sale of any shares issued on the exercise of Company-granted stock options, and any cashless exercise of Company-granted stock options, are subject to the trading restrictions under this Policy. • 10b5-1 Plans: The trading restrictions of this Policy do not apply to transactions under a trading plan or arrangement adopted and effected in compliance with the Company’s Rule 10b5-1 Plan Policy. 10. Consequences of Violating Insider Trading Laws Penalties for trading on or communicating material non-public information can be severe, and may include prison terms, criminal fines, civil penalties and injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory.

Insider Trading Policy 9 • Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company’s securities when he or she has material non-public information can be sentenced to a substantial prison term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippee. Tippers can be subject to the same penalties and sanctions as the tippee, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which could apply to the Company or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in little or no profit, the SEC can seek penalties from a company or its management and supervisory personnel as control persons. • Company-Imposed Penalties. Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to this Policy, if permitted, may only be granted by the Chief Legal Officer or their designee and must be provided before any activity contrary to the above requirements takes place. 11. Section 16 and Section 13 Filings • Section 16(a) of the Exchange Act requires directors, executive officers, certain other officers and certain shareholders to publicly disclose any changes in their beneficial ownership of the Company’s equity securities (including as a result of receipt of options, RSUs, PSUs and other derivative securities). Those subject to Section 16(a)’s reporting requirements are responsible for complying with all filing requirements thereunder, including filing of Form 3 (which must be filed within ten calendar days of becoming subject to Section 16(a)’s reporting requirements), Forms 4 (which must be filed before the end of the second business day after any change in beneficial ownership) and Forms 5 (which must be filed before the end of the forty-fifth day after the end of the Company’s fiscal year), in a timely manner. As a convenience, the Company may assist directors and officers with these required filings, but ultimately such persons bear legal responsibility for complying with these requirements. • Section 13 of the Exchange Act requires the filing of beneficial ownership statements by any person or group that acquires beneficial ownership of more than five percent of a class of equity securities registered under the Exchange Act. Persons required to file statements under Section 13 must do so in a timely manner and bear legal responsibility for complying with these requirements. 12. Rule 144 Limitations on Public Resales of Restricted Securities and Control Securities

Insider Trading Policy 10 • Rule 144 is an exemption available for the public resales of “restricted securities” (i.e., securities acquired in a private offering or sale) and “control securities” (i.e., securities held by any of the Company’s affiliates). Rule 144’s requirements include holding period, current public information regarding the Company, volume limitations (applicable to affiliates), manner of sale requirements (applicable to affiliates) and Form 144 filings (applicable to affiliates). • Each person relying on Rule 144 for the public resale of restricted or control securities (including through Rule 10b5-1 plans) is responsible for complying with Rule 144’s requirements, including timely Form 144 filings. 13. Additional Securities Law Considerations and Restrictions In addition to the above, Covered Persons are responsible for complying with all securities laws when trading or otherwise transacting in the Company Securities, including, but not limited to: • Regulation M, which generally restricts the Company or any of its affiliates from buying Company shares in the open market during certain periods while a distribution, such as a public offering, is taking place. You should consult with the Chief Legal Officer if you desire to make purchases of Company shares during any period in which the Company is conducting an offering. Similar considerations may apply during period when the Company is conducting or has announced a tender offer. • Section 16(b), which generally requires insiders to disgorge to the Company any “profit” resulting from “short-swing” trades, and Section 16(c), which prohibits insiders from engaging in short sales. 14. Inquiries If securities transactions ever become the subject of scrutiny, they are likely to be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how the transaction may be construed in the bright light of hindsight. If you have any questions or uncertainties about this Policy or a proposed transaction, you should ask the Chief Legal Officer.